EXHIBIT 4.2

COLOMBIA GOLDFIELDS LTD.

- and -

EQUITY TRANSFER & TRUST COMPANY

SPECIAL WARRANT INDENTURE

Providing for the Issue of up to
11,529,412 Special Warrants

June 18, 2008

TABLE OF CONTENTS

ARTICLE ONE - INTERPRETATION		2
1.1	Definitions	2
1.2	Words Importing the Singular	6
1.3	Interpretation Not Affected by Headings	6
1.4	Day Not a Business Day	6
1.5	Time of the Essence	6
1.6	Applicable Law	6
1.7	Meaning of "outstanding" for Certain Purposes	6
1.8	Language	7

ARTICLE TWO - ISSUE OF SPECIAL WARRANTS		8
2.1	Issue of Special Warrants	8
2.2	Terms of Special Warrants	8
2.3	Special Warrant Certificates	8
2.4	Issue in Substitution for Lost Special Warrants	9
2.5	Special Warrant holder not a Shareholder	10
2.6	Special Warrants to Rank Pari Passu	10
2.7	Signing of Special Warrants	10
2.8	Certification by the Trustee	10

ARTICLE THREE - EXCHANGE AND OWNERSHIP OF SPECIAL WARRANTS		11
3.1	Exchange of Special Warrants	11
3.2	Charges for Exchange	11
3.3	Ownership of Special Warrants	11
3.4	Registration and Transfer of Special Warrants	12

ARTICLE FOUR - EXERCISE OF SPECIAL WARRANTS		13
4.1	Exercise During Exercise Period	13
4.2	Notice of Clearance Date	13
4.3	Notice of Exercise Period	13
4.4	Method of Exercise of Special Warrants	13
4.5	Effect of Exercise of Special Warrants	14
4.6	No Fractional Shares or Warrants	15
4.7	Expiration of Special Warrants	15
4.8	Exercise of Special Warrants by Trustee	15
4.9	Accounting and Recording	15
4.10	Cancellation of Surrendered Special Warrants	16
4.11	Legend	16

ARTICLE FIVE - ADJUSTMENT OF EXCHANGE NUMBER		17
5.1	Definitions	17
5.2	Adjustment of Exchange Number	17
5.3	Subscription Rights Adjustment Rules	21
5.4	Postponement of Subscription	22

5.5	Notice of Certain Events	23
5.6	Protection of Trustee	23

ARTICLE SIX - RIGHTS AND COVENANTS		24
6.1	Company May Purchase	24
6.2	General Covenants of the Company	24
6.3	Trustee's Remuneration and Expenses	25
6.4	Right to Dividends or Distributions	25
6.5	Performance of Covenants by Trustee	26
6.6	Certificate of the Company	26
6.7	Rescission Right	26
6.8	Securities Qualification Requirements	27

ARTICLE SEVEN - ENFORCEMENT		27
7.1	Suits by Special Warrantholders	27
7.2	Immunity of Shareholders	27
7.3	Limitation of Liability	27

ARTICLE EIGHT - MEETINGS OF SPECIAL WARRANTHOLDERS		28
8.1	Right to Convene Meetings	28
8.2	Notice	28
8.3	Chairman	28
8.4	Quorum	28
8.5	Power to Adjourn	29
8.6	Show of Hands	29
8.7	Poll	29
8.8	Voting	29
8.9	Regulations	30
8.10	Company and Trustee may be Represented	30
8.11	Powers Exercisable by Extraordinary Resolution	30
8.12	Meaning of "Extraordinary Resolution"	32
8.13	Powers Cumulative	32
8.14	Minutes	33
8.15	Instruments in Writing	33
8.16	Binding Effect of Resolutions	33
8.17	Holdings by Company Disregarded	33

ARTICLE NINE - SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES		34
9.1	Provision for Supplemental Indentures for Certain Purposes	34
9.2	Successor Companies	35

ARTICLE TEN - CONCERNING THE TRUSTEE		35
10.1	Applicable Legislation	35
10.2	Rights and Duties of Trustee	35
10.3	Evidence, Experts and Advisers	36
10.4	Securities, Documents and Monies Held by Trustee	37

10.5	Action by Trustee to Protect Interests	38
10.6	Trustee not Required to Give Security	38
10.7	Protection of Trustee	38
10.8	Replacement of Trustee	39
10.9	Conflict of Interest	40
10.10	Acceptance of Trust	40
10.11	Indemnity	40

ARTICLE ELEVEN - GENERAL		41
11.1	Notice to Company and Trustee	41
11.2	Notice to Special Warrantholders	42
11.3	Satisfaction and Discharge of Indenture	42
11.4	Sole Benefit of Parties and Special Warrantholders	43
11.5	Counterparts and Formal Date	43

THIS SPECIAL WARRANT INDENTURE dated as of June 18, 2008,

BETWEEN:

COLOMBIA GOLDFIELDS LTD., a company continued under the laws of Delaware

(the "Company")

- and -

EQUITY TRANSFER & TRUST COMPANY, a trust company incorporated under the laws of Canada, having an office in the City of Toronto, Ontario

(the "Trustee")

WHEREAS the Company proposes to issue and sell, through the Agents (as hereinafter defined), up to 11,529,412 special warrants (the "Special Warrants") exercisable by the holders on the terms hereinafter set forth for the acquisition of shares of common stock in the capital of the Company and share purchase warrants exercisable to acquire shares of common stock in the capital of the Company;

AND WHEREAS the Company is duly authorized to create and issue the Special Warrants to be issued as herein provided;

AND WHEREAS all things necessary have been done and performed to make the Special Warrants, when certified by the Trustee and issued as in this Indenture provided, legal, valid and binding upon the Company with the benefits of and subject to the terms of this Indenture (as hereinafter defined);

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

AND WHEREAS the Trustee has agreed to enter into this Indenture (as hereinafter defined) and to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Special Warrants from time to time issued pursuant to this Indenture (as hereinafter defined);

NOW THEREFORE THIS INDENTURE WITNESSES that in consideration of the premises and the covenants of the parties, the Company hereby appoints the Trustee as trustee for the Special Warrantholders (as hereinafter defined), to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Special Warrants from time to time issued pursuant to this Indenture (as hereinafter defined) and it is hereby agreed and declared as follows:

ARTICLE ONE

INTERPRETATION

1.1

Definitions.

In this Indenture, unless there is something in the subject matter or context inconsistent therewith:

"Agents" means Thomas Weisel Partners Canada Inc. and Wellington West Capital Markets Inc.;

"business day" means a day that is not a Saturday, Sunday, or civic or statutory holiday in the Province of Ontario;

"Clearance Date" means the day on which a receipt is issued for the Final Prospectus by the last of the Securities Commissions under the applicable Securities Laws of the Provinces;

"Company" means Colombia Goldfields Ltd. and its lawful successors from time to time;

"Company's auditors" means the firm of chartered accountants duly appointed as auditors of the Company for the time being;

"Convertible Security" means a security of the Company (other than the Special Warrants) convertible into or exchangeable for or otherwise carrying the right to acquire Shares;

"counsel" means a barrister or solicitor (who may be an employee of the Company) or a firm of barristers and solicitors (who may be counsel for the Company) in both cases acceptable to the Trustee;

"Current Market Price" at any date, means the weighted average price per Share at which the Shares have traded:

(a)

on the TSX; or

(b)

if the Shares are not quoted on the TSX, on any stock exchange or quotation system upon which the Shares are listed or quoted as may be selected for this purpose by the directors and approved by the Trustee;

during the 20 consecutive trading days (on each of which at least 500 Shares are traded in board lots) ending the third trading day before such date, and the weighted average price shall be determined by dividing the aggregate sale price of all  Shares sold in board lots on the exchange or market, as the case may be, during the 20 consecutive trading days by the number of Shares sold;

"director" means a director of the Company for the time being, and reference without more to action by the directors means action by the directors of the Company as a board or, whenever duly empowered, action by an executive committee of the board;

"dividends" means dividends (payable in cash or in securities, property or assets of equivalent value) declared payable on the Shares;

"Exchange Number", at any time, means that number of Shares that Special Warrantholders are entitled to receive (in addition to the number of Warrants such holder is entitled to receive) for each Special Warrant held upon exercise of the rights attached to the Special Warrant as the number may be adjusted by Article Five hereof and that number, as at the date hereof, is equal to one Share for each Special Warrant;

"Exercise Date" with respect to any Special Warrant means the earlier of the date on which the Special Warrant is duly surrendered in accordance with the provisions of section 4.4 or the date of exercise of the Special Warrants by the Trustee pursuant to section 4.8;

"Exercise Period" means the period commencing on the date hereof and ending at 5:00 p.m. (Toronto time) on the earlier of:

(a)

the day which is the third business day after the Clearance Date; and

(b)

October 19 , 2008;

"extraordinary resolution" has the meaning given in sections 8.12 and 8.15;

"Final Prospectus" means the final version of the prospectus to be filed with the Securities Commissions relating to the distribution of the Shares and Warrants issuable upon exercise of the Special Warrants and includes any amendments or supplements thereto;

"person" means an individual, a corporation, a partnership, a trustee or any unincorporated organization and words importing persons have a similar meaning;

"Provinces" means the provinces of Ontario;

"Securities Commissions" means the applicable securities regulatory authority in each of the Provinces;

"Selling Jurisdictions" means the Provinces, the United States, the United Kingdom and the Cayman Islands ;

"Securities Laws" means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the Selling Jurisdictions, and the notices, policies and written interpretations issued by the Securities Regulators in each of the Selling Jurisdictions, and the rules, by-laws and policies of the TSX;

"Securities Regulators" means the Securities Commissions or other securities regulatory authorities of all of the Selling Jurisdictions or the relevant Selling Jurisdiction as the context so requires;

"Shares" means the shares of common stock, par value US$0.00001, in the capital of the Company; provided that if the exercise rights are subsequently adjusted or altered pursuant to section 5.2(4) or (5), "Shares" shall thereafter mean the shares or other securities or property that a Special Warrant holder is entitled to on an exchange after the adjustment;

"shareholder" means an owner of record of one or more Shares or shares of any other class or series of the Company;

"Special Warrantholders" or "holders" means the registered holders of Special Warrants from time to time;

"Special Warrantholders' Request" means an instrument signed in one or more counterparts by Special Warrantholders holding, in the aggregate, not less than 10% of all the Special Warrants then outstanding requesting the Trustee to take some action or proceeding specified therein;

"Special Warrants" means the special warrants authorized to be created by the Company under section 2.1 and issued and certified under this Indenture entitling the holders thereof to acquire Shares and Warrants and includes special warrants and rights evidenced by Special Warrant Certificates;

"Special Warrant Certificates" means certificates substantially in the form attached as Schedule "A" hereto, or such other form as may be approved under subsection 2.3(1), evidencing Special Warrants;

"Special Warrant Purchase Price" means US$0.85 per Special Warrant;

"subsidiary of the Company" means a corporation, a majority of the outstanding voting shares of which is owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company; and, as used in this definition, "voting shares" means shares of a class or classes ordinarily entitled to vote for the election of a majority of the directors of a corporation irrespective of whether or not shares of any other class or classes shall have or might have the right to vote for directors by reason of the happening of any contingency;

"this Special Warrant Indenture", "this Indenture", "herein", "hereby" and similar expressions mean or refer to this Special Warrant Indenture and any indenture, deed or instrument supplemental or ancillary hereto; and the expressions "Article", "section" or "subsection" followed by a number or letter mean and refer to the specified Article, section or subsection of this Indenture;

"trading day" with respect to a stock exchange or quotation system means a day on which the stock exchange or quotation system is open for business;

"Transfer Agent" means the principal transfer agent for the time being of the Shares;

"Trustee" means Equity Transfer & Trust Company and any lawful successor thereto including through the operation of section 10.8;

"TSX" means the Toronto Stock Exchange and any lawful successor thereto;

"U.S. Person" means "U.S. person" as defined under Regulation S;

"U.S. Securities Act" means the Securities Act of 1933, as amended, of the United States;

"United States" means the United States as that term is defined in Regulation S;

"Warrants" means the share purchase warrants authorized to be created by the Company entitling the holders thereof, subject to adjustment in accordance with the terms of the certificates governing the Warrants, to acquire one Share at any time from the date hereof until 4:00 p.m., Toronto time on June 18, 2013, at the price of US$1.50 per Share;

"Warrantholders" means the registered holders of the Warrants from time to time; and

"written order of the Company", "written request of the Company", "written consent of the Company" and "certificate of the Company" mean respectively a written order, request, consent and certificate signed in the name of the Company by any one director or officer and may consist of one or more instruments so executed.

1.2

Words Importing the Singular.

Words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3

Interpretation Not Affected by Headings.

The division of this Indenture into Articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4

Day Not a Business Day.

In the event that any day on which the Exercise Period expires or on or before which any action is required to be taken hereunder is not a business day, then the Exercise Period shall expire on or the action shall be required to be taken on or before the next succeeding day that is a business day.

1.5

Time of the Essence.

Time shall be of the essence in all respects in this Indenture, the Special Warrants and the Special Warrant Certificates.

1.6

Applicable Law.

This Indenture, the Special Warrants and the Special Warrant Certificates shall be construed and enforced in accordance with the laws of the Province of Ontario and shall be treated in all respects as Ontario contracts.

1.7

Meaning of "outstanding" for Certain Purposes.

Except as provided in sections 4.7 and 4.8, every Special Warrant Certificate countersigned and delivered by the Trustee hereunder shall be deemed to be outstanding until it has been surrendered to the Trustee pursuant to this Indenture, provided however that:

(a)

a Special Warrant Certificate that has been partially exercised shall be deemed to be outstanding only to the extent of the unexercised part of the Special Warrants;

(b)

where a Special Warrant Certificate has been issued in substitution for a Special Warrant Certificate that has been lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the Special Warrants outstanding; and

(c)

for the purpose of any provision of this Indenture entitling holders of outstanding Special Warrants to vote, sign consents, requests or other instruments or take any other action under this Indenture, Special Warrants owned legally or equitably by the Company or any subsidiary of the Company shall be disregarded, except that:

(i)

for the purpose of determining whether the Trustee shall be protected in relying on any vote, consent, request or other instrument or other action, only the Special Warrants of which the Trustee has notice that they are so owned shall be so disregarded; and

(ii)

Special Warrants so owned that have been pledged in good faith other than to the Company or any subsidiary of the Company shall not be so disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to vote the Special Warrants in the pledgee's discretion free from the control of the Company or any subsidiary of the Company pursuant to the terms of the pledge.

1.8

Language.

The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language and have executed those presents under their respective corporate seals and the hands of their proper officers in that behalf.

Les parties aux présentes déclarent qu'elles ont exigé que la présente convention, de même que tous les documents s'y rapportant, soient rédigés en anglais.

ARTICLE TWO

ISSUE OF SPECIAL WARRANTS

2.1

Issue of Special Warrants.

A total of up to 11,529,412 Special Warrants entitling the holders thereof to acquire from the Company on exercise thereof, subject to section 2.2, and the conditions in Article Four and adjustment as provided for in Article Five, up to an aggregate of 11,529,412 Shares and 11,529,412 Warrants are hereby authorized to be created by the Company and, upon receipt by the Company of the Special Warrant Purchase Price for each Special Warrant, shall be executed by the Company and certified by or on behalf of the Trustee upon written order of the Company, and delivered by the Company in accordance with section 2.3.

2.2

Terms of Special Warrants.

Subject to the provisions of Articles Four and Five, each of the Special Warrants issued under section 2.1 shall entitle the holder thereof to acquire from the Company without further payment therefor one (1.0) Warrant together with the number of Shares equal to the Exchange Number in effect at the Exercise Date, and to any entitlement under section 6.4.

Fractional Special Warrants shall not be issued or otherwise provided for.

2.3

Special Warrant Certificates.

(1)

Special Warrants shall be issued in registered form only and shall be evidenced only by Special Warrant Certificates, which shall be substantially in the form attached as Schedule "A" hereto, or in such other form as may be approved by the Company and the Trustee, shall be dated as of the date hereof (regardless of their actual dates of issue), shall bear such distinguishing letters and numbers as the Company shall with the approval of the Trustee prescribe, and shall bear the legends set forth under subsection 2.3(2).

(2)

Until such time as is no longer required under applicable Securities Laws, each Special Warrant Certificate, as well as all certificates issued in exchange for or in substitution of the foregoing securities, will bear legends to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE CORPORATION TO SUCH EFFECT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY OR ANY SECURITIES ISSUABLE ON THE EXERCISE THEREOF ON OR BEFORE OCTOBER 19, 2008.

(3)

The Trustee shall maintain and make available to the Company lists of all persons who are holding Special Warrant Certificates, and the Trustee shall mail or deliver Special Warrant Certificates evidencing whole Special Warrants to those persons as directed by the Company.

2.4

Issue in Substitution for Lost Special Warrants.

(1)

In case any of the Special Warrant Certificates shall become mutilated or be lost, destroyed or stolen, the Company subject to applicable law and to subsection 2.4(2), shall issue and thereupon the Trustee shall certify and deliver a new Special Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender of and in place of and upon cancellation of the mutilated Special Warrant Certificate or in lieu of and in substitution for the lost, destroyed or stolen Special Warrant Certificate and the substituted Special Warrant Certificate shall be in a form approved by the Trustee and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Special Warrant Certificates issued or to be issued hereunder.

(2)

The applicant for the issue of a new Special Warrant Certificate pursuant to this section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Company and to the Trustee in their discretion and the applicant may also be required to furnish an indemnity and surety bond in amount and form satisfactory to them in their discretion, and shall pay the reasonable charges of the Company and the Trustee in connection therewith.

2.5

Special Warrant holder not a Shareholder.

Nothing in this Indenture or in the holding of a Special Warrant evidenced by a Special Warrant Certificate, or otherwise, shall be construed as conferring upon a Special Warrantholder any right or interest whatsoever as a shareholder, including but not limited to the right to vote at, to receive notice of, or to attend meetings of shareholders or any other proceedings of the Company or the right to receive any dividend and other distribution, except as provided in section 6.4.

2.6

Special Warrants to Rank Pari Passu.

Each Special Warrant shall rank pari passu with all other Special Warrants, whatever may be the actual date of issue of the Special Warrant Certificates that evidence them.

2.7

Signing of Special Warrants.

The Special Warrant Certificates shall be signed by any one of the directors or officers of the Company and need not be under the seal of the Company.  The signatures of any of these directors or officers may be mechanically reproduced in facsimile and Special Warrant Certificates bearing those facsimile signatures shall be binding upon the Company as if they had been manually signed by the directors or officers.  Notwithstanding that any of the persons whose manual or facsimile signature appears on any Special Warrant Certificate as a director or officer may no longer hold office at the date of the Special Warrant Certificate or at the date of certification or delivery thereof, any Special Warrant Certificate signed as aforesaid shall, subject to section 2.8, be valid and binding upon the Company.

2.8

Certification by the Trustee.

(1)

No Special Warrant Certificate shall be issued or, if issued, shall be valid or entitle the holder to the benefit hereof until it has been certified by manual signature by or on behalf of the Trustee, substantially in the form approved by the Company and the Trustee and the certification by the Trustee upon any Special Warrant Certificate shall be conclusive evidence as against the Company that the Special Warrant Certificate so certified has been duly issued hereunder and that the holder is entitled to the benefit hereof.

(2)

The certification of the Trustee on Special Warrant Certificates issued hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Special Warrant Certificates (except the due certification thereof) and the Trustee shall in no respect be liable or answerable for the use made of the Special Warrants or any of them or of the consideration therefor, except as otherwise specified herein.

ARTICLE THREE

EXCHANGE AND OWNERSHIP OF SPECIAL WARRANTS

3.1

Exchange of Special Warrants.

(1)

One or more Special Warrant Certificates representing Special Warrants to acquire a certain number of Shares and Warrants as determined in accordance with the provisions of this Indenture may, upon compliance with the reasonable requirements of the Trustee, be exchanged for one or more Special Warrant Certificates representing Special Warrants entitling the holder thereof to acquire an equal aggregate number of Shares and Warrants.

(2)

 Special Warrants may be exchanged only at the principal transfer office of the Trustee in the City of Toronto, Ontario or at any other place that is designated by the Company with the consent of the Trustee. Any Special Warrants tendered for exchange shall be surrendered to the Trustee and cancelled. The Company shall sign all Special Warrant Certificates necessary to carry out exchanges as aforesaid and those Special Warrant Certificates shall be certified by or on behalf of the Trustee.

3.2

Charges for Exchange.

For each Special Warrant exchanged, other than on the exchange by the Agents of a global certificate, if applicable, representing all Special Warrants, the Trustee, except as otherwise herein provided, shall charge if required by the Company a reasonable sum for each new Special Warrant Certificate issued.  The party requesting the exchange, as a condition precedent thereto, shall pay such charges and shall pay or reimburse the Trustee or the Company for all exigible transfer taxes or governmental or other similar transfer charges required to be paid in connection therewith.

3.3

Ownership of Special Warrants.

The Company and the Trustee and their respective agents may deem and treat the registered holder of any Special Warrant as the absolute owner of that Special Warrant for all purposes, and the Company and the Trustee and their respective agents shall not be affected by any notice or knowledge to the contrary. The holder of any Special Warrant shall be entitled to the rights evidenced by that Special Warrant free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt from any holder for the Shares, Warrants or monies obtainable pursuant thereto shall be a good discharge to the Company and the Trustee for the same and neither the Company nor the Trustee shall be bound to inquire into the title of any holder.

3.4

Registration and Transfer of Special Warrants.

(1)

The Company hereby appoints the Trustee as registrar of the Special Warrants.  The Company may hereafter, with the consent of the Trustee, appoint one or more other additional registrars of the Special Warrants.

(2)

The Company shall cause a register to be kept by the Trustee, and the Trustee agrees to maintain such a register, at its principal transfer office in the City of Toronto, in which shall be entered the names and addresses of the holders of Special Warrants and other particulars of the Special Warrants held by them respectively.  The Company shall also cause a transfer agency (a "Transfer Agency") to be maintained by the Trustee, and the Trustee shall maintain such Transfer Agency at its principal transfer office in Toronto and in such other place or places and by such other agent as the Company with the approval of the Trustee may designate in which shall be recorded the particulars of the transfer of Special Warrants.  No transfer of Special Warrants shall be valid unless made by the holder or the holder's executors or administrators or other legal representatives or the holder's attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, upon compliance with such requirements as the Trustee may prescribe and unless the transfer shall have been duly entered on the register by the Trustee.

(3)

The register referred to in this section shall at all reasonable times be open for inspection by the Company, by the Trustee and by any Special Warrantholder.

(4)

The holder of a Special Warrant may at any time and from time to time have the Special Warrant transferred at any Transfer Agency subject to the holder providing such assurances and executing such documents as may, in the reasonable opinion of the Company or the Trustee, be required to ensure compliance with applicable Securities Laws and shall be in accordance with such reasonable regulations as the Company and the Trustee may prescribe.

(5)

Except as required by law, neither the Trustee nor any other registrar nor the Company shall be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Special Warrant and may transfer any Special Warrant on the written direction of the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

(6)

The Trustee shall, when requested so to do by the Company, furnish the Company with a list of names and addresses of the Special Warrantholders showing the number of Special Warrants held by each Special Warrantholder.

ARTICLE FOUR

EXERCISE OF SPECIAL WARRANTS

4.1

Exercise During Exercise Period.

The holder of a Special Warrant Certificate may exercise the Special Warrants represented by the Special Warrant Certificate at any time and from time to time in whole or in part during the Exercise Period.  Any such exercise, or any exercise by the Trustee on behalf of the holders of Special Warrants pursuant to section 4.8, shall be subject to the holder providing such assurances and executing such documents as may, in the reasonable opinion of the Company or the Trustee, be required to ensure compliance with applicable Securities Laws.  In the event of partial exercise of Special Warrants, the Special Warrantholder shall be entitled to receive a new Special Warrant Certificate in respect of the Special Warrants not exercised and the Trustee shall issue a new Special Warrant Certificate upon surrender of the Special Warrant Certificate, if satisfied the new Special Warrant Certificate is properly issuable.

4.2

Notice of Clearance Date.

If the Clearance Date occurs prior to the expiry of the Exercise Period, the Company shall forthwith give notice of such occurrence, together with copies of the receipts issued by the Securities Commissions for the Final Prospectus to the Trustee.  The notice shall contain the certificate required under section 6.6 and shall be in the form set out in Schedule "C" hereto.

4.3

Notice of Exercise Period.

Upon receipt by the Trustee of the notice referred to in subsection 4.2, the Trustee shall forthwith forward a form of  notice prepared and provided by the Company to the Special Warrantholders in accordance with the terms of section 11.2 specifying the end of the Exercise Period and such information as may be needed, if any, to allow the holders to obtain Shares and Warrants issuable upon the deemed exercise of Special Warrants by the Trustee on behalf of such holders.

4.4

Method of Exercise of Special Warrants.

(1)

The holder of any Special Warrant may, during the Exercise Period, exercise the right thereby conferred to acquire Shares and Warrants by surrendering to the Trustee at its principal transfer office in the City of Toronto or at any other place or places that may be designated by the Company with the approval of the Trustee, a certificate or certificates representing the Special Warrants held by such holder that are to be exercised, with a duly completed and executed exercise form in the form set out in Schedule "B", subject to section 4.11.  Except as provided in section 4.8, the Special Warrants shall only be deemed to have been surrendered upon personal delivery thereof to, or if sent by mail or other means of transmission upon actual receipt thereof by, the Trustee at one of the offices specified in this section.

(2)

Any exercise form referred to in subsection 4.4(1) shall be signed by the Special Warrantholder or the Special Warrantholder's executors or administrators or other legal representatives or an attorney of the Special Warrantholder duly appointed by an instrument in writing satisfactory to the Trustee.  The exercise form attached to the Special Warrant Certificate shall be completed to specify the number of Special Warrants being exercised, the person or persons in whose name or names the Shares and Warrants to be issued upon exercise are to be issued, the person's or persons' address or addresses and the number of Shares and Warrants to be issued to each person if more than one is so specified.  If any of the Shares and Warrants to be acquired are to be issued to a person or persons other than the Special Warrant holder, the Special Warrant holder shall execute the transfer form and pay to the Trustee or to its agent all exigible transfer taxes or governmental or other charges required to be paid in respect of the transfer of the Special Warrants or Shares or Warrants.

(3)

If, at the time of exercise of the Special Warrants, there remain restrictions on resale under applicable securities legislation on the Shares and Warrants acquired, the Company may, on the advice of counsel, endorse the certificates representing the Shares and Warrants with respect to those restrictions. Unless the Trustee is so advised in writing by the Company, the Trustee shall assume that no such restrictions apply.

4.5

Effect of Exercise of Special Warrants.

(1)

Upon exercise of the Special Warrants and compliance by the holder with section 4.4 and subject to sections 4.6, 4.7 and 5.4, the holder of the Special Warrants shall be entitled without further payment therefor to receive from the Company for each Special Warrant such number of Shares and Warrants determined in accordance with section 2.2 and the Company shall cause the holder thereof to be entered forthwith on its register of shareholders as the holder of the Shares and in its register of Warrantholders as the holder of Warrants and the Shares and Warrants so acquired shall be deemed to have been issued, and the person or persons to whom those Shares and Warrants are to be issued shall be deemed to have become the shareholder, shareholders, Warrantholder or Warrantholders of record of the Shares and Warrants on the Exercise Date unless the register of the Company shall be closed on that date, in which case the Shares and Warrants so acquired shall be deemed to be issued and the person or persons shall be deemed to become the shareholder, shareholders, Warrantholder or Warrantholders of record of the Shares and Warrants on the date on which the register is reopened and the Shares and Warrants shall be issued on the later date.

(2)

Upon the due exercise of the Special Warrants pursuant to section 4.4 and this section 4.5 or pursuant to section 4.8 hereof, the Company shall, without charge therefor except as provided in subsection 4.4(2), forthwith cause to be mailed to the person or persons in whose name or names the Shares and Warrants so acquired are to be issued as specified in the exercise form attached to the Special Warrant Certificate at such person's or persons' respective address or addresses specified in the exercise form or if no address is so specified, at the address of the Special Warrantholder on the register maintained pursuant to section 3.4 hereof, or, if specified in the exercise form cause to be delivered to the person or persons at the office where the Special Warrants were surrendered, certificates for the appropriate number of Shares and Warrants that the Special Warrantholder is entitled to and has elected to acquire pursuant to the Special Warrants surrendered.

4.6

No Fractional Shares or Warrants.

Under no circumstances shall the Company be obliged to issue any fractional Shares or Warrants upon the exercise of one or more Special Warrants. To the extent that the holder of one or more Special Warrants would otherwise have been entitled to receive on the exercise or partial exercise thereof a fraction of a Share or Warrant, that holder may exercise that right in respect of the fraction only in combination with another Special Warrant or Special Warrants that in the aggregate entitle the holder to purchase a whole number of Shares and Warrants.  If not so exercised, the Company shall not pay any amounts to the holder in satisfaction of the right to otherwise have received a fraction of a Share or Warrant.

4.7

Expiration of Special Warrants.

After the expiry of the Exercise Period, all rights under any Special Warrant in respect of which the right of subscription and payment herein and therein provided for shall not theretofore have been exercised shall, subject to section 4.8 or on payment of the monies, if any, to the Special Warrantholders in accordance with section 6.4, wholly cease and terminate and the Special Warrant shall be void and of no effect.

4.8

Exercise of Special Warrants by Trustee.

Any Special Warrants which have not been exercised by the holders thereof immediately prior to the expiry of the Exercise Period shall be exercised by the Trustee on behalf of the holders thereof immediately prior to the expiry of the Exercise Period and shall be deemed to be surrendered by the holder without any further action on the part of the holder.  In such event, subject to section 4.1, upon receipt of notice from the Trustee pursuant to section 4.9,  the Company shall forthwith do all acts and things necessary for a certificate for the Shares and a certificate for the Warrants issued upon such exercise in the name of such holder to be mailed to the address of such holder as specified in the register for the Special Warrants.

4.9

Accounting and Recording.

The Trustee shall promptly notify the Company with respect to Special Warrants exercised.  The Trustee shall record the particulars of the Special Warrants exercised which shall include the name or names and addresses of the persons who are entitled to receive Shares and Warrants on exercise, the number of Shares and Warrants each is entitled to receive and the Exercise Date.  Within three business days of each Exercise Date, the Trustee shall provide those particulars in writing to the Company. Unless otherwise explicitly provided in this Indenture, the Trustee shall have no other obligations on the exercise or deemed exercise of Special Warrants.

4.10

Cancellation of Surrendered Special Warrants.

All Special Warrant Certificates surrendered to the Trustee shall be cancelled by the Trustee and, upon written request therefor of the Company, the Trustee shall furnish the Company with a certificate identifying the Special Warrant Certificates so cancelled and the number of Special Warrants represented.

4.11

Legend.

(1)

Until such time as is no longer required under applicable Securities Laws, certificates representing Shares and Warrants delivered upon exercise of Special Warrant Certificates shall bear the following legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE CORPORATION TO SUCH EFFECT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

(2)

Until such time as is no longer required under applicable Securities Laws, certificates representing Warrants delivered upon exercise of Special Warrant Certificates shall bear the following legend.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THIS WARRANT MAY NOT BE EXERCISED UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IS AVAILABLE, AND, UNLESS THE HOLDER IS OR IS EXERCISING ON BEHALF OF THE ORIGINAL HOLDER AND IS (AND ANY ORIGINAL HOLDER ON WHOSE BEHALF THE WARRANTS ARE BEING EXERCISED ALSO IS) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(a) OF REGULATION D UNDER THE U.S. SECURITIES ACT, THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.

(3)

Each certificate representing Shares or Warrants shall, if the Clearance Date has not occurred, also bear the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY OR ANY SECURITIES ISSUABLE ON THE EXERCISE THEREOF ON OR BEFORE OCTOBER 19, 2008.

ARTICLE FIVE

ADJUSTMENT OF EXCHANGE NUMBER

5.1

Definitions.

In this Article the terms "record date" and "effective date" where used herein shall mean the close of business on the relevant date.

5.2

Adjustment of Exchange Number.

The Exchange Number (or the number and kind of shares or securities to be received upon exercise in the case of subsections 5.2(4) and 5.2(5) below) shall be subject to adjustment from time to time in the events and in the manner provided in section 5.3 and as follows:

(1)

If during the Exercise Period the Company shall:

(a)

issue to all or substantially all the holders of Shares by way of a stock dividend or otherwise Shares or Convertible Securities; or

(b)

subdivide its outstanding Shares into a greater number of shares; or

(c)

combine or consolidate its outstanding Shares into a smaller number of shares

(any of those events being herein called a "Share Reorganization")

the Exchange Number shall be adjusted effective immediately after the record date at which the holders of Shares are determined for the purposes of the Share Reorganization to a number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

(a)

the numerator of which shall be the number of Shares outstanding after giving effect to the Share Reorganization; and

(b)

the denominator of which shall be the number of Shares outstanding on the record date before giving effect to the Share Reorganization.

(2)

If during the Exercise Period the Company shall issue rights, options or warrants (other than Warrants) to all or substantially all the holders of the Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Shares or Convertible Securities within a period of 45 days from the date of issue thereof at a price, or at a conversion price, of less than 95% of the Current Market Price at the record date for such distribution (any such issuance being herein called a "Rights Offering" and Shares that may be acquired in exercise of the Rights Offering, or upon conversion of the Convertible Securities offered by the Rights Offering, being herein called the "Offered Shares"), the Exchange Number shall be adjusted effective immediately after the record date at which holders of Shares are determined for the purposes of the Rights Offering to an Exchange Number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

(a)

the numerator of which shall be the sum of (a) the number of Shares outstanding on the record date plus (b) the number of Offered Shares offered pursuant to the Rights Offering or the maximum number of Offered Shares into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be; and

(b)

the denominator of which shall be the sum of:

(i)

the number of Shares outstanding on the record date; and

(ii)

the number arrived at when (I) either the product of (a) the number of Offered Shares so offered and (b) the price at which those shares are offered, or the product of (c) the conversion price thereof and (d) the maximum number of Offered Shares for or into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be, is divided by (II) the Current Market Price of the Shares on the record date.

Any Offered Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any computation; if all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Number shall be readjusted to the Exchange Number in effect immediately prior to the record date, and the Exchange Number shall be further adjusted based upon the number of Offered Shares (or Convertible Securities into Offered Shares) actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date.

(3)

If during the Exercise Period the Company shall issue or distribute to all or substantially all the holders of Shares, (i) shares of any class other than Shares, or (ii) rights, options or warrants other than Warrants and other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price, or at a conversion price, of at least 95% of the Current Market Price at the record date for such distribution, or (iii) evidences of indebtedness, or (iv) any other assets (excluding cash dividends that Special Warrantholders receive under section 6.4) and that issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any of those events being herein called a "Special Distribution"), the Exchange Number shall be adjusted effective immediately after the record date at which the holders of Shares are determined for purposes of the Special Distribution to an Exchange Number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction:

(a)

the numerator of which shall be the product of (I) the sum of the number of Shares outstanding on the record date plus the number of Shares which the Special Warrantholders would be entitled to receive upon exercise of all their outstanding Special Warrants if they were exercised on the record date and (II) the Current Market Price thereof on that date; and

(b)

the denominator of which shall be:

(i)

the product of (I) the sum of the number of Shares outstanding on the record date plus the number of Shares which the Special Warrantholders would be entitled to receive upon exercise of all their outstanding Special Warrants if they were exercised on the record date and (II) the Current Market Price thereof on that date;

less

(ii)

the aggregate fair market value, as determined by the board, whose determination, absent manifest error, shall be conclusive, of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution.

Any Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation; to the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Exchange Number shall be readjusted to the Exchange Number that would then be in effect based upon shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of Shares or Convertible Securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.

(4)

If during the Exercise Period there is a reorganization of the Company not otherwise provided for in subsection 5.2(1) or a consolidation or merger or amalgamation of the Company with or into another body corporate including a transaction whereby all or substantially all of the Company's undertaking and assets become the property of any other corporation (any such event being herein called a "Capital Reorganization") any holder of a Special Warrant who has not exercised his or her right to exchange his or her Special Warrant for Shares and Warrants prior to the effective date of the Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of his or her right at any time after the effective date of the Capital Reorganization, in lieu of the number of Shares and Warrants (and any other securities or properties to which holders are entitled upon exercise of the Special Warrants) to which he or she was theretofore entitled upon exercise of the Special Warrant, the aggregate number of shares or other securities or property of the Company, or the continuing, successor or purchasing corporation, as the case may be, under the Capital Reorganization that the holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, he or she had been the holder of the number of Shares (and any other securities to which holders are entitled upon exercise of the Special Warrants) to which immediately before the transaction he or she was entitled upon exercise of the Special Warrants; no Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that the holders of Special Warrants shall thereafter be entitled to receive the number of shares or other securities or property of the Company, or of the continuing, successor or purchasing corporation, as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this section 5.2 and in section 5.3.

(5)

If the Company shall reclassify or otherwise change the outstanding Shares, the exercise right shall be adjusted effective immediately upon the reclassification becoming effective so that holders of Special Warrants who exercise their rights thereafter shall be entitled to receive such shares as they would have received had the Special Warrants been exercised immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this section 5.2 and in section 5.3.

5.3

Subscription Rights Adjustment Rules.

The following rules and procedures shall be applicable to adjustments made pursuant to section 5.2:

(1)

The adjustments and readjustments provided for in this Article Five are cumulative and, subject to subsection 5.3(2), shall apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Exchange Number or the number or kind of shares or securities to be issued up exercise of the Special Warrants.

(2)

No adjustment in the Exchange Number shall be required unless the adjustment would result in a change of at least 1% in the Exchange Number then in effect provided, however, that any adjustments that, except for the provisions of this subsection 5.3(2) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

(3)

Subject to all required regulatory approvals, no adjustment in the Exchange Number shall be made in respect of any event described in paragraph 5.2(l)(a) or subsections 5.2(2) or 5.2(3) if the holders of the Special Warrants are entitled to participate in the event on the same terms, mutatis mutandis, as if they had exercised their Special Warrants immediately prior to the effective date or record date of the event.

(4)

No adjustment in the Exchange Number shall be made pursuant to section 5.2 in respect of the issue of Shares and Warrants pursuant

(a)

to this Indenture;

(b)

the issuance of Shares pursuant to the exercise of directors, officers and employees options or options granted for services in accordance with the by-laws, rules and policies of the TSX or pursuant to the exercise of rights under currently existing agreements; or

(c)

the issuance of Shares pursuant to the exercise of Warrants (except that the number of Convertible Securities will increase if Warrants are issued prior to the end of the Exercise Period);

and any such issue shall be deemed not to be a Share Reorganization, a Rights Offering or a Special Distribution.

(5)

If a dispute shall at any time arise with respect to adjustments of the Exchange Number, the dispute shall be conclusively determined by the Company's auditors or if they are unable or unwilling to act, by such firm of independent chartered accountants as may be selected by the directors and any such determination, absent manifest error, shall be binding upon the Company, the Trustee and all transfer agents and all Special Warrantholders.  In the event any such determination is made, the Company shall deliver a certificate to the Trustee and the Special Warrantholders describing such determination.

(6)

If the Company shall set a record date to determine the holders of Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter legally abandon its plans to pay or deliver the dividend, distribution or subscription or purchase rights, then no adjustment in the Exchange Number shall be required by reason of the setting of the record date.

(7)

In the absence of a resolution of the directors of the Company fixing the record date for an event referred to in section 5.2, the Company will be deemed to have fixed as the record date therefor the date on which the event is effected or such date as may be required by law.

(8)

In the event that the Company, after the date of issue of the Special Warrants, shall take any action affecting the Shares, other than action contemplated in section 5.2, which in the opinion of the directors of the Company would materially affect the rights of Special Warrantholders, the Exercise Number shall be adjusted in such manner, if any, and at such time, by action of the directors, in their sole discretion as they may determine to be equitable in the circumstances, but subject in all cases to any necessary regulatory approval.  Failure of the taking of action by the directors so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Shares shall be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances.

5.4

Postponement of Subscription.

In any case where the application of section 5.2 results in an increase of the Exchange Number taking effect immediately after the record date for or occurrence of a specific event, if any Special Warrants are exercised after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, the Company may postpone the issuance to the holder of the Special Warrants of the Shares to which the holder is entitled by reason of the increase of the Exchange Number but the Shares shall be so issued and delivered to that holder upon completion of that event or period, with the number of those Shares calculated on the basis of the Exchange Number on the Exercise Date adjusted for completion of that event or period, and the Company shall forthwith after the Exercise Date deliver to the person or persons in whose name or names the Shares are to be issued an appropriate instrument evidencing the person's or persons' right to receive the Shares.

5.5

Notice of Certain Events.

(1)

Upon the occurrence of any event referred to in sections 5.2 or 5.3 that requires an adjustment in the Exchange Number, the Company shall promptly thereafter:

(a)

file with the Trustee a certificate of the Company specifying the particulars of the event and, if determinable, the adjustment and a computation of the adjustment; and

(b)

give notice to the Special Warrantholders of the particulars of the event and, if determinable, the adjustment.

(2)

If notice has been given under subsection 5.5(1) and the adjustment is not then determinable, the Company shall promptly after the adjustment is determinable:

(a)

file with the Trustee a computation of the adjustment; and

(b)

give notice to the Special Warrantholders of the adjustment.

(3)

The Trustee may act and rely upon, for all purposes, the certificates and any other documents filed by the Company pursuant to this section 5.5.

5.6

Protection of Trustee.

Subject to subsection 10.2(1), the Trustee (i) shall not, at any time, be under any duty or responsibility to any Special Warrantholder to determine whether any facts exist which may require any adjustment contemplated by section 5.2, or to verify the nature or extent of any such adjustment when made, or the method employed in making the same, but shall be entitled to rely absolutely upon any adjustment calculation of the Company or the Company's auditors; (ii) shall not be accountable with respect to the validity or value (or the kind or amount) of any Shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Special Warrant; (iii) shall not be responsible for any failure of the Company to make any cash payment or to issue or deliver Shares or Warrants or certificate(s) evidencing Shares or Warrants upon the surrender of any Special Warrants for the purpose of the exercise of such rights or to comply with any of the covenants in section 5.2 and (iv) shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants herein contained or of any acts of the agents or the servants of the Company.  In the event of any question arising with respect to the adjustments provided for in section 5.2, such question shall be conclusively determined by the Company's auditors who shall have access to all necessary records of the Company and such determination shall be binding upon the Company, the Trustee, the Special Warrantholders and all other interested persons.

ARTICLE SIX

RIGHTS AND COVENANTS

6.1

Company May Purchase.

The Company may from time to time purchase any of the Special Warrants in such manner, from such persons and on such terms as it may determine.

6.2

General Covenants of the Company.

The Company covenants with the Trustee that so long as any Special Warrants remain outstanding and may be exercised for Shares and Warrants:

(1)

The Company will at all times maintain its existence; will carry on and conduct its business in a proper, efficient and business-like manner in accordance with good business practice; will keep or cause to be kept proper books of account in accordance with generally accepted accounting practice; and will, if and whenever required in writing by the Trustee, file with the Trustee copies of all annual statements of the Company furnished to its shareholders during the term of this Indenture.

(2)

The Company shall use its best efforts to maintain the listing of the Shares on the TSX or a listing or quotation of the Shares on another recognized stock exchange or quotation system in Canada or the United States.

(3)

The Company will reserve and keep available a sufficient number of Shares for issuance upon the exercise of Special Warrants issued by the Company hereunder and for issuance upon the exercise of Warrants.

(4)

The Company will cause the Shares and Warrants from time to time subscribed for pursuant to the Special Warrants issued by the Company hereunder, in the manner herein provided, to be duly issued in accordance with the Special Warrants and the terms hereof.

(5)

The Company will cause the certificates representing the Shares and Warrants from time to time subscribed for pursuant to the Special Warrants in the manner herein provided, to be duly issued and delivered in accordance with the Special Warrants and the terms hereof as legal, valid and binding obligations of the Company.

(6)

All Shares that shall be issued by the Company upon exercise of the rights provided for herein shall be issued as fully paid and non-assessable.

(7)

The Company will use its best efforts to maintain its status as a "reporting issuer" not in default of the requirements of the Securities Laws of the Province of Ontario for a period of at least two years.

(8)

The Company shall use all reasonable commercial efforts to prepare and file a preliminary prospectus with the Securities Commissions, resolve all comments received from the Securities Commissions and file and obtain a receipt from the Securities Commissions for the Final Prospectus on or before August 2, 2008.

 (9)

Generally, the Company will well and truly perform and carry out all the acts or things to be done by it as provided in this Indenture.

6.3

Trustee's Remuneration and Expenses.

The Company covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution hereof (including the reasonable compensation and the disbursements of counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee hereunder shall be finally and fully performed, except any expense, disbursement or advance as may arise from the negligence or wilful misconduct of the Trustee.  Any amount due under this section 6.3 and unpaid 30 days after request for such payment shall bear interest from the expiration of such 30 days at rates as determined by the Trustee from time to time.

6.4

Right to Dividends or Distributions.

If during the Exercise Period, the Company shall pay any dividend or make any distribution to all or substantially all of the holders of Shares or if the Company declares any dividend, or provides for any distribution, payable to all or substantially all the holders of Shares of record during that period, Special Warrantholders whose Special Warrants are subsequently exercised shall be entitled to participate in the dividend or distribution on the same terms, mutatis mutandis, as if they exercised their Special Warrants immediately prior to the effective date or record date of the dividend or distribution.  The Company shall advise the Trustee in writing of the payment of any such dividend or the making of any such distribution, and unless so advised pursuant to section 6.6 the Trustee shall assume that no such dividend or distribution has been paid or made. For cash dividends this entitlement shall be satisfied by the payment of such amounts by the Company to the holders of the Special Warrants forthwith upon exercise of the Special Warrants.  For stock dividends or distributions in respect of which an adjustment can be made in the Exchange Number pursuant to paragraph 5.2(1)(a) or subsections 5.2(2) or 5.2(3), this entitlement shall be satisfied by such an adjustment.

6.5

Performance of Covenants by Trustee.

If the Company shall fail to perform any of its covenants contained in this Indenture, the Trustee may notify the Special Warrantholders of the failure on the part of the Company or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Special Warrantholders.  All sums expended or advanced by the Trustee in so doing shall be repayable as provided in section 6.3. No performance, expenditure or advance by the Trustee shall be deemed to relieve the Company of any default hereunder.

6.6

Certificate of the Company.

The Company shall deliver to the Trustee, on the same date that it delivers the notice referred to in subsection 4.2 to the Trustee, or at the expiry of the Exercise Period if the Clearance Date does not occur before the expiry of the Exercise Period, or at any other time or times that the Trustee may so request, a certificate indicating the Exchange Number as at that date and whether or not any dividends or distributions referred to in section 6.4 have been made.

6.7

Rescission Right.

The Company covenants with the Trustee to provide a right of rescission to each Special Warrantholder substantially in the form hereinafter set forth, which right must be exercised by a Special Warrantholder directly with the Company and not through the Trustee:

"In the event that a holder of a Special Warrant, who acquires a Share and Warrant upon exercise of the Special Warrant is or becomes entitled under applicable securities legislation to the remedy of rescission by reason of the prospectus relating to the issue of Shares and Warrants on exercise thereof or any amendment thereto containing a misrepresentation, such holder shall be entitled to rescission not only of the holder's exercise of its Special Warrant(s) but also of the private placement transaction pursuant to which the Special Warrant(s) was initially acquired, and shall be entitled in connection with that rescission to a full refund by the Company of all consideration paid to the Agents or the Company, as the case may be, on the acquisition of the Special Warrant(s).  In the event that such holder is a permitted assignee of the interest of the original Special Warrant subscriber, such permitted assignee shall be entitled to exercise the rights of rescission and refund granted hereunder as if such permitted assignee was such original subscriber.  The foregoing is in addition to any other right or remedy available to a holder of the Special Warrant under the applicable securities legislation of the jurisdiction in which the Subscriber is resident or otherwise at law."

6.8

Securities Qualification Requirements

(1)

If, in the opinion of counsel to the Company, any instrument (other than the Final Prospectus) is required to be filed with, or any permission, order or ruling is required to be obtained from, any securities regulatory authority or any other step is required under any federal or provincial law of Canada before the Shares and Warrants may be issued or delivered to a Special Warrantholder resident in the Provinces who acquired Special Warrants from the Company, the Company covenants that it will use its best efforts to file such instrument, obtain such permission, order or ruling or take such required action, as is required or appropriate in the circumstances, at its expense.

(2)

The Company will give written notice of the issue of the Special Warrants, in such detail as may be required, to the TSX and the Securities Regulators where the Securities Laws require the giving of any such notice in order that such issue of Special Warrants and the issue of the Shares and Warrants issuable upon exercise of the Special Warrants will not be subject to the prospectus qualification or similar requirements of the Securities Laws.

ARTICLE SEVEN

ENFORCEMENT

7.1

Suits by Special Warrantholders.

All or any of the rights conferred upon a Special Warrantholder by the terms of a Special Warrant or of this Indenture may be enforced by the holder by appropriate legal proceedings but without prejudice to the right that is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the holders of the Special Warrants from time to time outstanding.

7.2

Immunity of Shareholders.

The Trustee hereby waives and releases any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future shareholder, director or officer of the Company in their capacity as such, for the issue of Shares and Warrants pursuant to any Special Warrants or on any covenant, agreement, representation or warranty by the Company herein or in the Special Warrant Certificates contained.

7.3

Limitation of Liability.

The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Company or any of the past, present or future officers, employees or agents of the Company but only the property of the Company (or any successor corporation) shall be bound in respect hereof.

ARTICLE EIGHT

MEETINGS OF SPECIAL WARRANTHOLDERS

8.1

Right to Convene Meetings.

The Trustee may at any time and from time to time and shall on receipt of a written request of the Company or of a Special Warrantholders' Request and upon being funded and indemnified to its reasonable satisfaction by the Company or by the Special Warrantholders signing the Special Warrantholders' Request against the costs that may be incurred in connection with the calling and holding of the meeting, convene a meeting of the Special Warrantholders. In the event of the Trustee failing within 10 days after receipt of the written request of the Company or Special Warrantholders' Request and funding and indemnity given as aforesaid to give notice convening a meeting, the Company or the Special Warrantholders, as the case may be, may convene the meeting. Every meeting shall be held in the City of Toronto or at such other place as may be approved or determined by the Trustee.

8.2

Notice

At least five days' notice of any meeting shall be given to the Special Warrantholders in the manner provided in section 11.2 and a copy of the notice shall be sent by mail to the Trustee unless the meeting has been called by it, and to the Company unless the meeting has been called by it. Each notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for the notice to set out the terms of any resolution to be proposed or any of the provisions of this Article Eight.

8.3

Chairman.

A person nominated in writing by the Trustee shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Special Warrantholders present in person or by proxy shall choose a person present to be chairman.

8.4

Quorum.

Subject to the provisions of section 8.12, at any meeting of the Special Warrantholders a quorum shall consist of Special Warrantholders present in person or by proxy and holding at least 20% of all the then outstanding Special Warrants. If a quorum of the Special Warrantholders shall not be present within half an hour from the time fixed for holding any meeting, the meeting, if summoned by the Special Warrantholders or on a Special Warrantholders' Request, shall be dissolved; but, subject to section 8.12, in any other case the meeting shall be adjourned to the same day in the next week (unless that day is not a business day, in which event the meeting shall be reconvened on the next day that is a business day) at the same time and place and no notice need be given. At the adjourned meeting the Special Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not hold at least 20% of the aggregate number of all the then outstanding Special Warrants.

8.5

Power to Adjourn.

The chairman of any meeting at which a quorum of the  Special Warrantholders is present may, with the consent of the meeting, adjourn the meeting and no notice of the adjournment need be given except such notice, if any, as the meeting may prescribe.

8.6

Show of Hands.

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an extraordinary resolution shall be given in the manner hereinafter provided.  At any meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.  In the case of an equality of votes on a show of hands, the chairman of the meeting shall have a casting vote.

8.7

Poll.

On every extraordinary resolution, and on any other question submitted to a meeting upon which a poll is directed by the chairman or requested by one or more of the Special Warrantholders acting in person or by proxy and holding in the aggregate at least 5% of all the Special Warrants then outstanding, a poll shall be taken in such manner as the chairman shall direct. Questions other than an extraordinary resolution shall be decided by a majority of the votes cast on a poll.  The results of a poll shall be deemed to be the decision of the meeting at which the poll was demanded and shall be binding on all holders of Special Warrants.

8.8

Voting.

On a show of hands every person who is present and entitled to vote, whether as a Special Warrant holder or as proxy for one or more absent Special Warrantholders or both, shall have one vote.  On a poll each Special Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Special Warrant then held by him.  A proxy need not be a Special Warrantholder.

8.9

Regulations.

The Trustee or the Company with the approval of the Trustee may from time to time make or vary such regulations as they shall think fit:

(a)

for the deposit of voting certificates and/or instruments appointing proxies at such place and time as the Trustee, the Company or the Special Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct and the time (if any) before the holding of the meeting or adjourned meeting at which the same shall be deposited;

(b)

for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of the instruments appointing proxies to be sent by mail, cable, telex or other means of prepaid, transmitted, recorded communication before the meeting to the Company or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting or deposited at any other place required pursuant to subsection 8.9(b); and

(c)

for the form of instrument appointing a proxy, the manner in which the same shall be executed and the form of any authority under which a person executes a proxy on behalf of a Special Warrantholder.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted.  Save as the regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Special Warrants, or as entitled to vote or, subject to section 8.10, be present at the meeting in respect thereof, shall be persons who are the registered holders of Special Warrants and persons whom registered Special Warrantholders have by instrument in writing duly appointed as their proxies.

8.10

Company and Trustee may be Represented.

The Company and the Trustee by their respective officers, directors or employees, and the counsel to the Company and the Trustee may attend any meeting of the Special Warrantholders, but shall have no vote as such.

8.11

Powers Exercisable by Extraordinary Resolution.

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Special Warrantholders at a meeting shall have the following powers exercisable from time to time by extraordinary resolution:

(a)

power to agree to any amendment, modification, abrogation, alteration, compromise or arrangement of the rights of Special Warrantholders and/or the Trustee (subject to the consent of the Trustee, acting reasonably) in its capacity as trustee hereunder or on behalf of the Special Warrantholders against the Company, whether those rights arise under this Indenture or the Special Warrants or otherwise except that in respect of a change in the definition of "Exercise Period" herein, the commencement of the Exercise Period or the Special Warrant Purchase Price the amendment shall not be binding upon a Special Warrantholder who does not consent thereto;

(b)

power to direct or authorize the Trustee to enforce any of the covenants on the part of the Company contained in this Indenture or any supplemental indenture or the Special Warrants or to enforce any of the rights of the Special Warrantholders in any manner specified in the extraordinary resolution or to refrain from enforcing any such covenant or right;

(c)

to agree to any change in or omission from the provisions of the Special Warrant Certificate and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Company, and to authorize the Trustee to concur in and execute any ancillary or supplemental indenture embodying any change or omission;

(d)

power to waive and direct the Trustee to waive any default on the part of the Company in complying with any provisions of this Indenture or the Special Warrants, either unconditionally or upon any conditions specified in the extraordinary resolution;

(e)

power to restrain any Special Warrantholder from taking or instituting any suit, action or proceeding against the Company for the enforcement of any of the covenants on the part of the Company contained in this Indenture or the Special Warrants or to enforce any of the rights of the Special Warrantholders except for a suit or action against the Company to compel payment to a Special Warrantholder in respect of monies owing to him in accordance with the provisions of section 6.4;

(f)

power to direct any Special Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by the Special Warrantholder in connection therewith;

(g)

to amend, alter or repeal any extraordinary resolution previously passed or consented to by the Special Warrantholders; and

(g)

power from time to time and at any time to remove the Trustee and appoint a successor trustee.

8.12

Meaning of "Extraordinary Resolution".

(1)

The expression "extraordinary resolution" when used in this Indenture means, subject as hereinafter in this section and in sections 8.15 and 8.16 provided, a resolution proposed at a meeting of the Special Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article Eight at which there are present in person or by proxy Special Warrantholders holding at least 40% of all the then outstanding Special Warrants and passed by the affirmative votes of Special Warrantholders holding not less than two-thirds of the aggregate number of all the Special Warrants represented at the meeting and voted on the poll upon the resolution.

(2)

If, at any meeting called for the purpose of passing an extraordinary resolution, Special Warrantholders holding 40% of all the then outstanding Special Warrants are not present in person or by proxy within half an hour after the time appointed for the meeting, then the meeting, if convened by Special Warrantholders or on a Special Warrantholders' Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than ten or more than 60 days later, and to such place and time as may be appointed by the chairman.  Not less than five days' notice shall be given of the time and place of the adjourned meeting in the manner provided in section 11.2.  The notice shall state that at the adjourned meeting the Special Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Special Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at the adjourned meeting and passed by the requisite vote as provided in subsection 8.12(1) shall be an extraordinary resolution within the meaning of this Indenture notwithstanding that Special Warrantholders holding 40% of all the then outstanding Special Warrants are not present in person or by proxy at the adjourned meeting.

(3)

Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

8.13

Powers Cumulative.

It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Special Warrantholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of the powers or any combination of the powers from time to time shall not be deemed to exhaust the right of the Special Warrantholders to exercise that power or those powers or combination of powers then or any other power or powers or combination of powers thereafter from time to time.

8.14

Minutes.

Minutes of all resolutions and proceedings at every meeting of Special Warrantholders as aforesaid shall be made and duly entered in books to be provided for that purpose at the expense of the Company, and any minutes as aforesaid, if signed by the chairman of the meeting at which resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Special Warrantholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken, to have been duly passed and taken.

8.15

Instruments in Writing.

All actions that may be taken and all powers that may be exercised by the Special Warrantholders at a meeting held as hereinbefore in this Article Eight provided may also be taken and exercised by Special Warrantholders holding two-thirds of all the then outstanding Special Warrants by an instrument in writing signed in one or more counterparts by Special Warrantholders in person or by attorney duly appointed in writing and the expression "extraordinary resolution" when used in this Indenture shall include an instrument so signed.

8.16

Binding Effect of Resolutions.

Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article Eight at a meeting of Special Warrantholders shall be binding upon all the Special Warrantholders, whether present at or absent from the meeting, and every instrument in writing signed by Special Warrantholders in accordance with section 8.15 shall be binding upon all the Special Warrantholders, whether signatories thereto or not, and each and every Special Warrantholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every resolution and instrument in writing passed or executed in accordance with these provisions.

8.17

Holdings by Company Disregarded.

In determining whether the requisite number of Special Warrantholders are present for the purpose of obtaining a quorum or have voted or consented to any resolution, extraordinary resolution, consent, waiver, Special Warrantholders' Request or other action under this Indenture, Special Warrants owned by the Company or any subsidiary of the Company shall be deemed to be not outstanding and the Trustee shall be entitled to rely upon for this purpose a certificate of the Company as to the number of Special Warrants owned by the Company or by any subsidiary of the Company and the Trustee shall be protected in relying upon any such certificate.

ARTICLE NINE

SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES

9.1

Provision for Supplemental Indentures for Certain Purposes.

(1)

From time to time the Company and the Trustee may, subject to the provisions hereof, and they shall, when so directed hereby, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)

adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable, provided that the same are not in the opinion of the Trustee on the advice of counsel, prejudicial to the interest of any of the Special Warrantholders;

(b)

giving effect to any extraordinary resolution passed as provided in Article Eight;

(c)

making provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder provided that the provisions are not, in the opinion of the Trustee on the advice of counsel, prejudicial to the interests of any of the Special Warrantholders;

(d)

adding to or altering the provisions hereof in respect of the transfer of Special Warrants, making provision for the exchange of Special Warrants, and making any modification in the form of the Special Warrants that does not affect the substance thereof and, in the opinion of the Trustee on the advice of counsel, are not prejudicial to the interests of any of the Special Warrantholders;

(e)

making any additions to, deletions from or alterations of the provisions of this Indenture which, in the opinion of the Trustee on the advice of counsel, do not materially adversely affect the interests of the Special Warrantholders and are necessary or advisable in order to incorporate, reflect or comply with any applicable legislation;

(f)

setting forth any of the adjustments resulting from the application of the provision of Article 5; or

(g)

for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that in the opinion of the Trustee on the advice of counsel the rights of the Trustee and any of the Special Warrantholders are in no way prejudiced thereby.

(2)

The Company and the Trustee may correct typographical, clerical and other manifest errors in this Indenture provided that such correction shall in the opinion of the Trustee on the advice of counsel in no way prejudice the rights of the Trustee or of the Special Warrantholders hereunder, and the Company and the Trustee may execute and deliver all such documents as may be necessary to correct such errors.

9.2

Successor Companies.

In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation ("successor corporation"), the successor corporation resulting from the consolidation, amalgamation, merger or transfer (if not the Company) shall be bound by the provisions hereof and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this Indenture to be performed by the Company and, if requested by the Trustee, the successor corporation shall by supplemental indenture satisfactory in form to the Trustee and executed and delivered to the Trustee, expressly assume those obligations.

ARTICLE TEN

CONCERNING THE TRUSTEE

10.1

Applicable Legislation.

(1)

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of applicable legislation, the mandatory requirement shall prevail.

(2)

The Company and the Trustee agree that each will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of applicable legislation.

10.2

Rights and Duties of Trustee.

(1)

In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(2)

The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Special Warrantholders hereunder shall be conditional upon the Special Warrantholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue the act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee, and its officers, directors, agents and employees against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.  None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(3)

The Trustee may before commencing an action or proceeding, or at any time during the continuance thereof require the Special Warrantholders at whose instance it is acting to deposit with the Trustee the Special Warrant Certificates held by them, for which Special Warrant Certificates the Trustee shall issue receipts.

(4)

No duty shall rest with the Trustee to determine compliance of the transferor or transferee with applicable securities laws. The Trustee shall be entitled to assume that all transfers are legal and proper.

(5)

Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of applicable legislation, and of this section 10.2 and section 10.3.

10.3

Evidence, Experts and Advisers.

(1)

In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Company shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by applicable legislation or as the Trustee may reasonably require by written notice to the Company.

(2)

In the exercise of its rights and duties, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, certificates or other evidence furnished to the Trustee pursuant to any provision hereof or of applicable legislation or pursuant to a request of the Trustee, provided that the Trustee examines the same and determines that the evidence complies with the applicable requirements of this Indenture.

(3)

Whenever Applicable Legislation requires that evidence referred to in subsection 10.3(1) be in the form of a statutory declaration, the Trustee may accept the statutory declaration in lieu of a certificate of the Company required by any provision hereof.  Any such statutory declaration may be made by one or more of the officers of the Company.

(4)

Proof of the execution of an instrument in writing, including a Special Warrantholders' Request, by any Special Warrantholder may be made by the certificate of a notary public, or other person with similar powers, that the person signing the instrument acknowledged to him the execution thereof, or by an affidavit of a witness to the execution or in any other manner that the Trustee may consider adequate and in respect of a corporate Special Warrantholder, shall include a certificate of incumbency of such Special Warrantholder together with a certified resolution authorizing the person who signs such instrument to sign such instrument.

(5)

The Trustee may employ or retain such counsel, accountants, engineers, appraisers, or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct on the part of any of them. The Company shall pay or reimburse the Trustee for any reasonable fees, expenses and disbursements of such counsel, experts or advisors.

(6)

The Trustee may as a condition precedent to any action to be taken by it under this Indenture require such opinions, statutory declarations, reports, certificates or other evidence as it, acting reasonably, considers necessary or advisable in the circumstances.

(7)

The Trustee shall retain the right not to act and shall not be held liable for refusing to act unless it receives clear and reasonable documentation which complies with the term of this Indenture.

(8)

In the event of any disagreement arising regarding the terms of this Indenture, the Trustee shall be entitled at its option to refuse to comply with any or all demands whatsoever until the dispute is settled either by agreement amongst the various parties or by a court of competent jurisdiction.

10.4

Securities, Documents and Monies Held by Trustee.

Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the duties hereof may be placed in the deposit vaults of the Trustee or of any of the Canadian Imperial Bank of Commerce, Bank of Montreal, Bank of Nova Scotia, The Toronto-Dominion Bank and the Royal Bank of Canada or deposited for safekeeping with any of those Canadian chartered banks or the Trustee.  Unless herein otherwise expressly provided, any monies held pending the application or withdrawal thereof under any provision of this Indenture, may be deposited in the name of the Trustee in any of the foregoing Canadian chartered banks or in the deposit department of the Trustee at the rate of interest then current on similar deposits or, pursuant to a joint direction of the Company and the Agents, may be (i) deposited in the deposit department of any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof whose short term debt obligations or deposits have a rating of at least R1 as rated by Dominion Bond Rating Service, or (ii) invested in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations, maturing not more than one year from the date of investment, of or guaranteed by any of the foregoing Canadian chartered banks or loan or trust companies. All interest or other income received by the Trustee in respect of such deposits and investments shall belong to the Company.

10.5

Action by Trustee to Protect Interests.

The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the holders of Special Warrants.

10.6

Trustee not Required to Give Security.

The Trustee shall not be required to give any bond or security in respect of the execution of the duties, obligations and powers of this Indenture or otherwise in respect of the premises.

10.7

Protection of Trustee.

By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(1)

The Trustee shall not be liable for or by reason of any representations, statements of fact or recitals in this Indenture or in the Special Warrants (except the representation contained in section 10.9 or in the certificate of the Trustee on the Special Warrants) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Company.

(2)

Nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration (or filing or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto.

(3)

The Trustee shall not be bound to give notice to any person or persons of the execution hereof.

(4)

The Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants or warranties herein contained or of any acts of any director, officer, employee or agent of the Company.

(5)

The Trustee shall not be bound to give any notice or to do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof nor shall the Trustee be required to take notice of any default of the Company hereunder unless and until notified in writing of the default (which notice must specify the nature of the default) and, in the absence of that notice, the Trustee may for all purposes hereunder conclusively assume that no default by the Company hereunder has occurred. The giving of any notice shall in no way limit the discretion of the Trustee hereunder as to whether any action is required to be taken in respect of any default hereunder.

(6)

The Trustee shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection herewith except arising out of its own negligence, bad faith or willful misconduct.

(7)

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Company provided: (i) that the Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Trustee’s satisfaction within such 10-day period, then such resignation shall not be effective.

10.8

Replacement of Trustee.

(1)

The Trustee may resign its duties and be discharged from all further duties and liabilities hereunder by giving to the Company not less than 60 days' notice in writing or such shorter notice as the Company may accept as sufficient. The Special Warrantholders by extraordinary resolution shall have power at any time to remove the Trustee and to appoint a new trustee.  In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Special Warrantholders; failing that appointment by the Company, the retiring Trustee or any Special Warrant holder may apply to a judge of the Ontario Court of Justice (General Division), on such notice as the judge may direct, for the appointment of a new trustee; but any new trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Special Warrantholders.  Any new trustee appointed under any provision of this section 10.8 shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario.  On any appointment the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Company, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same of the new trustee.

(2)

Upon the appointment of a new trustee, the Company shall promptly give notice to the Special Warrantholders thereof.

(3)

Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation succeeding to the trust business of the Trustee, shall be the successor to the Trustee hereunder without any further act on its part or any of the parties hereto provided that the corporation would be eligible for appointment as a new trustee under subsection 10.8(1).

(4)

Any Special Warrants certified but not delivered by a predecessor Trustee may be certified by the new or successor trustee in the name of the predecessor or new or successor trustee.

10.9

Conflict of Interest.

(1)

The Trustee represents to the Company that at the time of the execution and delivery hereof no material conflict of interest exists in the Trustee's role as agent hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has a material conflict of interest, either eliminate the same or resign its duties hereunder.

(2)

The Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Company, may act as non-record keeping co-transfer agent for the Shares and generally may contract and enter into financial transactions with the Company or any subsidiary of the Company, all without being liable to account for any profit made thereby.

10.10

Acceptance of Trust.

The Trustee hereby accepts the duties and obligations in this Indenture declared and provided for, agrees to perform the same upon the terms and conditions herein set forth and agrees to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Special Warrants from time to time issued pursuant to this Indenture.

10.11

Indemnity.

The Company shall indemnify and save harmless the Trustee, and its officers, directors, agents and employees, including legal fees and disbursements of whatever kind or nature,  from and against any and all claims, losses, actions, suits, costs, damages and expenses incurred by the Trustee as a result of or by reason of any act or omission of the Trustee in relation to this Indenture, other than acts of fraud, negligence or wilful misconduct on the part of the Trustee.  For greater certainty, the Trustee shall not be responsible for the application of funds advanced by the Special Warrantholders directly to the Company.  This indemnity shall survive the resignation or removal of the Trustee or the termination of this Indenture and any obligations thereof.

ARTICLE ELEVEN

GENERAL

11.1

Notice to Company and Trustee.

(1)

Unless herein otherwise expressly provided, any notice to be given hereunder to the Company or the Trustee shall be deemed to be validly given if delivered or if sent by registered letter, postage prepaid or if transmitted by telefax:

(a)

If to the Company:

Suite 208, 8 King Street East

Toronto, Ontario M5C 1B5

Attention: President

Telefax No.: (416) 361-0883

(b)

If to the Trustee:

EQUITY TRANSFER & TRUST COMPANY

Suite 400, 200 University Avenue

Toronto, Ontario M5H 4H1

Attention: Manager, Corporate Trust Services

Telefax No.: (416) 361-0470

and any notice given in accordance with the foregoing shall be deemed to have been received if delivered, on the date of delivery or, if mailed, on the fifth business day following the day of the mailing of the notice or, if transmitted by telefax, on the business day following the date of transmission.

(2)

The Company or the Trustee, as the case may be, may from time to time notify each of the others in the manner provided in subsection 11.1(1) of a change of address which, from the effective date of the notice and until changed by like notice, shall be the address of the Company or the Trustee, as the case may be, for all purposes of this Indenture.

(3)

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Trustee or to the Company hereunder could reasonably be considered unlikely to reach its destination, the notice shall be valid and effective only if it is delivered to an officer of the party to which it is addressed by hand or if it is delivered to that party at the appropriate address provided in subsection 11.1(1) by cable, telegram, telecopy or other means of prepaid, transmitted, or recorded communication and any notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery to the officer or if delivered by cable, telegram, telecopy or other means of prepaid, transmitted, recorded communication, on the first business day following the date of the sending of the notice by the person giving the notice.

11.2

Notice to Special Warrantholders.

(1)

Unless herein otherwise expressly provided, any notice to be given hereunder to Special Warrantholders shall be deemed to be validly given if the notice is sent by prepaid mail, addressed to the holder or delivered by hand (or so mailed to certain holders and so delivered to other holders) at their respective addresses appearing on the register maintained by the Trustee.  Any notice so given shall be deemed to have been given on the day of delivery by hand, or on the next business day if delivered by mail. Accidental error or omission in giving notice or accidental failure to mail notice to any Special Warrantholder will not invalidate any action or proceeding founded thereon.

(2)

If, by reason of strike, lock-out or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Special Warrantholders could reasonably be considered unlikely to reach its destination, the notice may be published or distributed once in the National edition of The Globe and Mail or the National Post newspaper, or, in the event of a disruption in the circulation of that newspaper, once in a daily newspaper in the English language approved by the Trustee of general circulation in the city of Toronto; provided that in the case of a notice convening a meeting of the holders of Special Warrants, the Trustee may require such additional publications of that notice, in the same or in other cities or both, as it may deem necessary for the reasonable protection of the holders of Special Warrants or to comply with any applicable requirement of law or any stock exchange.  Any notice so given shall be deemed to have been given on the day on which it has been published.  In determining under any provision hereof, the date when notice of any meeting or other event must be given, the date of giving notice shall be included and the date of the meeting or other event shall be excluded.

11.3

Satisfaction and Discharge of Indenture.

Upon the date by which the Shares and Warrants and other property shall have been delivered to Special Warrantholders to the full extent of the rights attached to all Special Warrants theretofore certified hereunder and the monies, if any, to be paid hereunder have been paid, this Indenture shall cease to be of further effect and the Trustee, on demand of and at the cost and expense of the Company and upon delivery to the Trustee of a certificate of the Company stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and upon payment to the Trustee of the fees and other remuneration payable to the Trustee, the parties hereto shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

11.4

Sole Benefit of Parties and Special Warrantholders.

Nothing in this Indenture or in the Special Warrants, expressed or implied, shall give from time to time or be construed to give to any person other than the parties hereto and the Special Warrantholders any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Special Warrantholders.

11.5

Counterparts and Formal Date.

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and the counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date of June 18, 2008.

IN WITNESS WHEREOF the parties hereto have executed these presents under the hands of their proper officers in that behalf.

COLOMBIA GOLDFIELDS LTD.

By: /s/ James Kopperson

EQUITY TRANSFER & TRUST COMPANY

By: /s/ Shelley Martin

By: /s/ D. Richards

SCHEDULE "A"

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE CORPORATION TO SUCH EFFECT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY OR ANY SECURITIES ISSUABLE ON THE EXERCISE THEREOF ON OR BEFORE OCTOBER 19, 2008.

SPECIAL WARRANTS

TO ACQUIRE SHARES AND WARRANTS OF

COLOMBIA GOLDFIELDS LTD.

(Existing under the laws of the State of Delaware)

Special Warrant Certificate	Certificate for ____________________
NO. SW _______________	Special Warrants, each entitling the
holder to acquire one Common Share of
Colombia Goldfields Ltd. and one
Warrant (subject to adjustment as set out
below)

THIS IS TO CERTIFY THAT, for value received,

(herein called the "holder") is entitled to receive in the manner herein provided and without further payment therefor, subject to adjustment as hereinafter provided and as more specifically set forth in the Special Warrant Indenture (as defined below):

(a)

one fully paid and non-assessable common share (a "Share") in the capital of Colombia Goldfields Ltd. (the "Company"); and

(b)

one share purchase warrant (a "Warrant"), each whole Warrant entitling the holder thereof, subject to adjustment in accordance with the terms of the certificates representing the Warrants (the "Warrant Certificates"), to acquire one Share at any time until 4:00 p.m., Toronto time, on June 18, 2013, at the price of US$1.50 per Share, for each of the Special Warrants evidenced by this certificate.

The Special Warrants represented by this Special Warrant Certificate are issued under and pursuant to a special warrant indenture (the "Special Warrant Indenture") made as of June 18, 2008 between the Company and Equity Transfer & Trust Company (the "Trustee") to which such Special Warrant Indenture and any instruments supplemental thereto reference is hereby made for a full description of the rights of the holders of the Special Warrants and the terms and conditions upon which Special Warrants are, or are to be, issued, held, exchanged, exercised and surrendered, all to the same effect as if the provisions of the Special Warrant Indenture and all instruments supplemental thereto were herein set forth, and to all of which provisions the holder of this Special Warrant Certificate by acceptance hereof assents.  Capitalized terms used in this Special Warrant Certificate and not otherwise defined shall have the meanings ascribed to them in the Special Warrant Indenture. The Company will provide to the holder of this Special Warrant Certificate upon request and without charge, a copy of the Special Warrant Indenture.

The Exercise Period shall be the period commencing on the date hereof and ending at 5:00 p.m. (Toronto time) on the earlier of:

(a)

the day which is the third business day after the Clearance Date; and

(b)

October 19, 2008.

As set forth in the Special Warrant Indenture, the term "Clearance Date" means the day on which a receipt is issued by the last of the securities regulatory authorities in each of the Provinces of Canada in which purchasers of Special Warrants reside for the Final Prospectus relating to the distribution of the Shares and Warrants to be acquired upon the exercise of the Special Warrants.

Holders of Special Warrants, subject to any rights of rescission or damages available under applicable securities laws, will not be entitled to a refund of any of the subscription price for any of their Special Warrants.

If the Special Warrants represented by this Special Warrant Certificate are exercised by the holder notwithstanding that the Clearance Date has not occurred, any such exercise shall be subject to the holder providing such assurances and executing such documents as the Company, acting reasonably, may require to ensure compliance with applicable securities legislation.

As provided in the Special Warrant Indenture, if the Clearance Date occurs before the expiry of the Exercise Period, the Company will cause the Trustee to give notice to each holder of Special Warrants specifying the end of the Exercise Period and such information as may be needed, if any, to allow the holders to obtain Shares and Warrants issuable upon the exercise of Special Warrants.  In such circumstances, the Special Warrants represented by this Special Warrant Certificate that have not been exercised prior the expiry of the Exercise Period shall be exercised by the Trustee on behalf of the holder hereof and shall be deemed to be surrendered by the holder immediately prior to that time without any further action on the part of the holder. The certificates representing the Shares and Warrants issued upon deemed exercise of the Special Warrants will be caused by the Company to be mailed to the Special Warrantholders at the address last appearing on the register of Special Warrants.

The Special Warrants represented by this Special Warrant Certificate may be exercised by the holder during the Exercise Period by:

(a)

duly completing and executing the attached exercise form; and

(b)

surrendering this Special Warrant Certificate to the Trustee at the principal transfer office of the Trustee in the City of Toronto.

If fewer Special Warrants are exercised than the number of Special Warrants represented hereby, the holder hereof will be entitled to receive without charge a new Special Warrant Certificate in respect of the balance of the Special Warrants not so exercised.

The Special Warrant Indenture provides for adjustments to the right of subscription, including the amount of and class and kind of securities or other property issuable upon exercise, upon the happening of certain stated events, including the subdivision or consolidation of the Shares, certain distributions of Shares or securities convertible into Shares or of other securities or assets of the Company, certain offerings of rights, warrants or options, and certain capital reorganizations and for payment of an amount to compensate for dividends paid on Shares.  The number of Shares issuable on the exercise of Warrants will be similarly adjusted under the terms of the Warrant Certificates.

The holder of this Special Warrant Certificate may upon surrender hereof to the Trustee at its principal transfer office in the city of Toronto, exchange this Special Warrant Certificate for other Special Warrant Certificates evidencing in the aggregate the same number of Special Warrants evidenced by this Special Warrant Certificate.

The holding of the Special Warrants evidenced by this Special Warrant Certificate shall not constitute the holder hereof a shareholder of the Company or entitle the holder to any right or interest in respect thereof except as herein and in the Special Warrant Indenture expressly provided.

The Special Warrants evidenced by this Special Warrant Certificate may only be transferred in accordance with applicable securities laws, the rules of the stock exchange or quotation system on which the Shares are listed or quoted and upon executing a transfer form in the form attached hereto and, subject thereto, may be transferred on the register kept at the offices of the Trustee by the holder hereof or the holder's legal representatives or his or her or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee only upon compliance with the conditions prescribed in the Special Warrant Indenture and upon compliance with such reasonable requirements as the Trustee may prescribe.

This Special Warrant Certificate shall not be valid for any purpose whatever unless and until it has been manually countersigned by or on behalf of the Trustee.  To the extent of any conflict between the terms of this certificate and the Special Warrant Indenture the terms of the Special Warrant Indenture shall prevail.

Time shall be of the essence hereof.

IN WITNESS WHEREOF the undersigned has caused this Special Warrant Certificate to be duly executed as of the 18th day of June, 2008.

COLOMBIA GOLDFIELDS LTD.

By: ______________________________ c/s

Countersigned by:

EQUITY TRANSFER & TRUST COMPANY

By: __________________________________

Authorized Officer

Date: _________________________________

TRANSFER OF SPECIAL WARRANTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name)

(address)

_______________ of the Special Warrants registered in the name of the undersigned represented by the within certificate and appoints same as the undersigned's attorney to instruct the Trustee to transfer such Special Warrants on the register for the Special Warrants kept at the offices of the Trustee with full power of substitution.

FURTHERMORE, the undersigned acknowledges that any transfer of Special Warrants is subject to the resale restrictions of the securities legislation in those jurisdictions where the transferor and transferee are normally resident, and transfer of the Special Warrants is further subject to the legend restricting transfers set forth on the Special Warrant certificates.  The undersigned has ascertained that an exemption from the requirements of such legislation is available and undertakes to comply with the requirements of such legend and to file the necessary forms with the appropriate regulatory authorities.

DATED the _____ day of ______________, _____.

Signature of Special Warrant holder

________________________________
(Signature of Special Warrant holder)

Guaranteed by:

NOTE:  The signature to this transfer must correspond with the name as recorded on the Special Warrant Certificate in every particular without alteration or enlargement or any change whatever.  The signature of the person executing this transfer must be guaranteed by a Canadian Schedule I Chartered Bank or by a medallion signature guarantee from a member recognized under the Signature Medallion Guaranty Program.

SCHEDULE "B"

EXERCISE FORM

TO:

COLOMBIA GOLDFIELDS LTD.

c/o EQUITY TRANSFER & TRUST COMPANY

Suite 400, 200 University Avenue

Toronto, Ontario M5H 4H1

The undersigned holder of the within Special Warrants hereby exercises _____________of the Special Warrants represented hereby and the right provided for in such exercised Special Warrants to receive Shares and Warrants of Colombia Goldfields Ltd. issuable pursuant to such Special Warrants.

The undersigned hereby irrevocably directs that the said common shares and share purchase warrants be issued and delivered as follows:

Name(s) in full	Address(es)	Number(s) of common shares	Number(s) of share purchase warrants

(Please print in full the name in which certificates are to be issued.  If any of the securities are to be issued to a person or persons other than the Special Warrantholder, the Transfer of Special Warrants form must be completed and the Special Warrantholder must pay to the Trustee all exigible transfer taxes or other government charges.)

DATED this ______ day of ________________, ______.

___________________________

______________________________

Witness

Signature of Registered Holder

______________________________

Name of Registered Holder

______________________________

______________________________

Address of Registered Holder

□ Please check box if these certificates are to be delivered to the office where this Special Warrant Certificate is surrendered, failing which the certificates will be mailed to the address(es) set forth above.

SCHEDULE "C"

FORM OF NOTICE OF THE COMPANY

TO:

EQUITY TRANSFER & TRUST COMPANY

AND TO:

THOMAS WEISEL PARTNERS CANADA INC. AND WELLINGTON WEST CAPITAL MARKETS INC.

NOTICE OF CLEARANCE DATE

Reference is made to the special warrant indenture dated June 18, 2008 (the "Special Warrant Indenture") between Colombia Goldfields Ltd. (the "Company") and Equity Transfer & Trust Company.  Unless otherwise defined herein, words and terms with the initial letter or letters thereof capitalized shall have the meanings given to such words and terms in the Special Warrant Indenture.

Pursuant to section 4.2 of the Special Warrant Indenture you are hereby notified that the Clearance Date occurred on · as a result of the issuance of a receipt for the Final Prospectus by [insert name of relevant Securities Commission] on ·. Please find attached copies of the receipts for the Final Prospectus issued by the Securities Commissions.

We hereby certify that the Exchange Number is · and [there were no dividends paid nor distributions made to holders of Shares during the Exercise Period] or [the following dividends were paid and/or distributions made to holders of Shares during the Exercise Period: ·].

DATED this · day of ·,  2008.

COLOMBIA GOLDFIELDS LTD.

By: ___________________________________